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                                                                  EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No 333-76399) pertaining to the Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Purchase Plan, as amended and restated, the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan and the Accredo Health, Incorporated Long-Term Incentive Plan of our report dated November 19, 1999, with respect to the financial statements of Sunrise Health Management, Inc. for the year ended June 30, 1999, filed with the Securities and Exchange Commission.



                                                       /s/  Ernst & Young LLP


Memphis, Tennessee
February 11, 2000